THE 59 WALL STREET FUND, INC.

                              ARTICLES OF AMENDMENT


         The 59 Wall Street Fund, Inc., a Maryland Corporation having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:
         FIRST: The restated charter of the Corporation is hereby amended by changing the name of "The 59 Wall Street Short Term Fund" to "The 59 Wall Street Emerging Markets Fund".
         SECOND: The board of directors of the Corporation on February 18, 1997, duly adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that the said amendment of the charter as proposed was advisable and is limited to a change as expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the shareholders and that the Corporation is registered as an open-end company under the Investment Company Act of 1940.
         IN WITNESS WHEREOF, The 59 Wall Street Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on February 18, 1997.

                                               THE 59 WALL STREET FUND, INC.


                                               By:/s/PHILIP W. COOLIDGE
                                               Philip W. Coolidge, President

Witness:



Molly S. Mugler, Assistant Secretary



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         THE UNDERSIGNED, President of The 59 Wall Street Fund, Inc., who
executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                          /s/PHILIP W. COOLIDGE
                                                          Philip W. Coolidge


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